UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

Venture Lending & Leasing VIII, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-01162	47-3919702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 5, 2016, Venture Lending & Leasing VIII, Inc. (the “Fund”) and Venture Lending & Leasing VIII, LLC entered into an agreement with Wells Fargo Bank, N.A., Wells Fargo Securities, LLC, MUFG Union Bank, N.A., Bank of America N.A. and ZB, N.A., doing business as California Bank & Trust that established a secured, syndicated revolving credit facility in an initial amount of up to $150,000,000 (the “Loan and Security Agreement”).

On September 11, 2017, the Fund entered into a First Amendment to the Loan and Security Agreement with Wells Fargo Bank, N.A., Wells Fargo Securities, LLC, MUFG Union Bank, N.A., ING Capital, LLC, and ZB, N.A., doing business as California Bank & Trust, with participation from Bank of America N.A., Everbank Commercial Finance, Inc., First Bank, Bank Leumi USA, HSBC Bank USA, N.A., and Umpqua Bank, that (i) increased the size of the facility to $280,000,000, and (ii) amended the interest rate options and commitment fee (the “Amended Loan Agreement”). The Amended Loan Agreement has a term of three years and will expire on September 11, 2020. At its option, the Fund may reduce the lender's commitments established in the First Amendment by $10,000,000, or an integral multiple thereof.

The Fund notified the lenders of its intention to permanently reduce the lender's aggregate commitments by $40,000,000, effective May 6, 2020. After such reduction is taken into account, the total size of the Fund's credit facility will be $240,000,000.

The Fund intends to further reduce the credit facility on a periodic basis in the ordinary course of business to reflect the needs of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE LENDING & LEASING VIII, INC.
(Registrant)

By: /s/ Maurice C. Werdegar	By: /s/ Judy N. Bornstein
Maurice C. Werdegar	Judy N. Bornstein
Chief Executive Officer	Chief Financial Officer

Date: May 6, 2020	Date: May 6, 2020